Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of this 1st Day of May 2021 (the “Effective Date”), by and between and White Bear Group LLC, a Wyoming limited liability company (the “Consultant”) and Ammo Inc. (the “Company”) The Company and Consultant are collectively the referred to herein as the “Parties”.

WHEREAS, Ammo Inc. designs, develops, manufactures, markets, and sells ammunition products primarily for the sporting industry in the United States and internationally;

WHEREAS, Consultant is a professional independent consultant with experience in helping facilitate the introduction to new product sources as well as other business development opportunities.

Consultant will facilitate contact with advisors, business professionals, as well as potential individual investors, family offices, money managers, RIA’s, funds, research analysts and retail brokerage firms. Consultant will specifically devote a significant portion of its time to assisting Alexander Capital and Kingswood Capital in current and future debt and equity raises.

WHEREAS, the Company desires to retain Consultant, and Consultant desire to be retained by the Company;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the Company and Consultant hereby agree as follows:

Section 1. Consulting Services

1.1 Scope of Services. The Company has requested Consultant and Consultant have agreed to provide professional services, including but not limited to:

(a)	Introduce the Company to potential business development opportunities;

(b)	introduce the company to potential individual investors, family offices, money managers, RIA’s, funds, research analysts and brokerage firms

(c)	assist the Company with introductions to capital sources and souring resources, including non-deal roadshows with potential and existing shareholders (it is understood the Consultant is not a licensed broker-dealer or an “investment banking” firm, nor shall act in such a role);

1.2 Place of Business. Consultant shall provide Consulting Services from its offices and such other locations requested by the Company. Consultant shall be available to the Company as necessary by telephone, email and scheduled meetings or events as are necessary to perform and to coordinate the Consulting Services.

1.3 Term. This Agreement shall commence on the Effective Date and continue through September 30, 2021. No expiration or termination of the Agreement shall affect the Company’s obligation to pay Consultants the full amount of Compensation owed under the term of this Agreement, including but not limited to, the Consulting Fee. Further, no expiration or termination of this Agreement shall affect the Company’s obligations to provide indemnification and contribution to Consultant as set forth in this Agreement. The Parties may mutually agree to extend the term of the Agreement at the expiration of the term.

1.4 The Parties understand that the consultancy arrangements contemplated by this Agreement shall be provided on a non-exclusive basis. Subject to the terms and limitations of this Agreement, including without limitation the confidentiality provision of Section 4, respectively, the Consultant is permitted to provide services, whether on a consultancy basis or otherwise, to any legal or natural person or other entity. The Company shall have the right to engage other consultants during the term of this Agreement to provide services similar to the Consultant.

1.5 The Company shall timely furnish the Consultant with all information and data that the Consultant shall reasonably request, and information and data that the Company shall reasonably deem necessary or appropriate, in connection with the Consulting Services to be performed hereunder. The Company shall provide the Consultant full access, as reasonably requested, to the Company’s officers, directors and professional advisors. The Company agrees to promptly advise the Consultant of any and all developments materially affecting the Consultant or the Consulting Services.

Section 2. Compensation

2.1 Consulting Fee. The Company shall issue to Consultant 250,000 shares at the signing of the contract equal to a monthly fee in an amount equal to eighty three thousand three hundred thirty-three dollars ($125,000) or the equivalent value in restricted shares of the Company’s common stock, valued at $2.00 per share (“Shares”). Payment will be accrued monthly and issued quarterly in accordance with Company’ regular quarterly issuances.

Restrictions on Shares Issued Pursuant to this Agreement. The common stock shares to be issued by the Company pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws. The shares of to be issued by the Company pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the shares of Company Common Stock issued pursuant to this Agreement will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 3. Independent Contractors and Work Product

3.1 Independent Contractors. Consultant shall be an independent contractor in the performance of the Consulting Services. This Agreement shall not be interpreted as creating an association, joint venture, or partnership relationship between the Parties or as imposing any employment, or partnership obligation, or liability on any party. The Company shall not, and shall not have any obligation to, withhold or pay income tax, workers compensation, pension, deferred compensation, welfare, insurance, and other employee taxes on behalf of Consultant. Any and all sums subject to deductions, if any, required to be withheld and/or paid under any applicable state, federal or municipal laws or union or professional guild regulations shall be Consultant’s sole responsibility and Consultant shall indemnify and hold Company harmless from any and all damages, claims and expenses arising out of or resulting from any claims asserted by any taxing authority as a result of or in connection with said payments.

In consideration of the independent contractor relationship, the Parties warrant as follows:

a.	The Consultant is not required to perform work exclusively for the Company;

b.	The Company shall not provide the Consultant with any business registrations or licenses required to perform the Services contemplated by this Agreement.

c.	The Company shall not pay the Consultant a salary or hourly rate, the Consulting Fee shall be for a fixed amount.

d.	The Company shall not terminate the Consultant before the expiration of the Term, unless the Consultant breaches this Agreement or violates the laws of the State of Arizona.

e.	The Company shall not provide tools to the Consultant.

f.	The Company shall not dictate the time of performance to the Consultant.

g.	The Company shall pay the Consultant in the name appearing above.

h.	The Company shall not combine business operations with the Consultant and shall maintain these operations separately.

i.	Consultant expressly acknowledges and agrees that (i) Consultant will not be entitled to or eligible for benefits or programs offered by Company to its employees, (ii) Company will not withhold or pay any kind of employment and/or payroll taxes on behalf of Consultant, and (iii) Consultant is solely responsible for the payment of Consultant’s own taxes. Consultant represents and covenants that it shall pay all federal, state and/or local income or any other taxes payable by Consultant by reason of the consideration given to Consultant by Company in accordance with this Agreement.

Consultant agrees to indemnify Company and defend, protect, save and keep Company harmless from and against any and all losses, actions, liabilities, claims, damages, assessments, costs and/or expenses relating to and/or arising from or in connection with the breach of the foregoing representations and covenants, including any and all legal, accounting, and other professional fees.

3.2 No Assignment. The Company is not relying on the skills, expertise and reputation of Consultant, and the Company nor shall Consultant assign or transfer any of the Consultant’s rights, benefits or obligations under this Agreement to any third party without the express consent of the other Party.

Section 4. Confidentiality

4.1 Confidential Information. As used in this Agreement, “Confidential Information” shall mean and include all information provided by Company to Consultant, including but not limited to business and financial models, inventions, discoveries, improvements, developments, processes, drawings, computer software or other intellectual property and other work which may be protectable by copyright, patent or trade secrecy law. All Confidential Information disclosed by Company to Consultant shall be maintained by the Consultant, its employees and agents, with the same degree of care as the Consultant safeguards from disclosure its own confidential or proprietary information, but in any event at least reasonable care. The Consultant, its employees and agents, shall not divulge, in whole or in part, any such Confidential Information to any third party without the prior consent (written or verbal) of the Company, except such Confidential Information as Consultant becomes legally compelled to disclose (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, including regulatory inquiries or otherwise). Under such circumstances, Consultant shall provide Company with prompt written notice of such request and an opportunity to defend and/or attempt to limit such production.

4.2 Return of Confidential Information. Upon Company’s request, and in any event upon cancellation of this Agreement, Consultant shall return the original and any copies of the Confidential Information which it, or any of its employees or agents, is holding under its possession or control in tangible form, written or otherwise, to Company or shall certify in writing to Company that such Confidential Information has been destroyed and/or purged from its own system and files.

4.3 Non-Disclosure. Except as may be required by law, the Consultant shall not disclose any Confidential Information to persons not involved in the operation of the Company without the express written consent of the Company.

4.4 Proprietary Rights. The Parties stipulate that any information or work product provided by Consultant to Company, whether on paper, communicated electronically, orally, or in any other form, is “Confidential” and/or “Proprietary”, and have independent economic value, and, as such, shall constitute the “Confidential Property” of Company subject to the terms and limitations set forth in this Agreement.

4.5 Non-Circumvention. Consultant shall not: (i) utilize any Confidential Information to circumvent or compete with the Company or to cause any detriment, harm or injury to the Company or the business of the Company; or (ii) utilize any and all information lawfully furnished or disclosed to Consultant by any party to circumvent or compete with the Company or to cause any detriment, harm or injury to the Company, to the business of the Company, or any affiliates of the Company. Further, Consultant shall not engage in any activity which shall cause any detriment, harm or injury to the Company, to the business of the Company, or to the reputation of the Company or to permit any circumvention of or competition with the Company or the business of the Company.

4.6 Non-Disparagement. Consultant shall not, in any written or oral communications with any party or through any medium, whether tangible, electronic, or otherwise, criticize, ridicule or make any statement which, directly or indirectly, disparages, causes harm to, or is derogatory of the Company or its affiliates or any of their respective directors or senior officers. Consultant shall not express any negative opinions of the Company, the Company’s business or products, or any affiliates of the Company or their businesses or products. The provision shall be construed broadly and shall govern any statement, express or implied, made concerning the Company, the Company’s business and products, or affiliates of the Company.

Section 5. Indemnification

5.1 Indemnification. (a) The Company hereby agrees to indemnify, hold harmless and provide contribution and reimbursement to Consultant pursuant to this Agreement to the fullest extent permitted by applicable law from and against any and all claims, demands, losses, liability, damages or expenses (including reasonable attorneys’ fees) that may be incurred by the Consultant or arise in any way from Consultant’s engagement of services on behalf of the Company, including but not limited to, dealings with any and all employees or staff, clients or potential clients, or other individuals or entities with which the Company and/or Consultant may interact, reliance by Consultant on any documents and information provided by the Company in connection with the Consulting Services.

(b) The Consultant hereby agrees to indemnify, hold harmless and provide contribution and reimbursement to Company pursuant to this Agreement to the fullest extent permitted by applicable law from and against any and all claims, demands, losses, liability, damages or expenses (including reasonable attorneys’ fees) that may be incurred by Company or arise in any way from Consultant’s services.

Section 6. General Provisions

6.1 Governing Law. The Parties acknowledge and agree that the validity, construction, enforcement, and interpretation of this Agreement shall be governed by the laws of the State of New York and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to the resolution of conflicts of laws principles. The parties agree that New York County, New York will be the venue of any dispute and will have jurisdiction over all parties.

6.2 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the Parties as to the subject matter of this Agreement and supersedes any previous or contemporaneous agreement, representation, or understanding, whether oral or written, by either Party.

6.3 No Oral Modification. Any extension, amendment, modification, cancellation or termination of this Agreement shall be valid only if it is in writing and signed by each Party to it.

6.4 Counterparts. This Agreement may be executed in Two (2) or more counterparts, each of which shall be deemed an original and have the same force and effect, and all of which taken together shall constitute one and the same agreement, it being understood that both Parties need not sign the same counterpart.

6.5 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, and the Parties acknowledge and consent that the court or arbitrator may revise such language as necessary to effect the intent of the Parties and this Agreement.

6.6 Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered personally, sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or Five (5) days after the date of mailing. All such notices or other communications shall be directed to each Party at the addresses provided herein (or to such other addresses as the Parties shall designate from time to time).

6.7 Force Majeure. Both Parties shall be excused from performance under this Agreement for any period to the extent that a party is prevented from performing any obligation, in whole or in part, as a result of causes beyond its reasonable control and without its negligent or willful misconduct, including without limitation, acts of God, natural disasters, war or other hostilities, labor disputes, civil disturbances, governmental acts, orders or regulations, third party nonperformance, or failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment.

6.8 Binding Authority and Effect. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Consultant represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind him to the terms and conditions of this Agreement.

6.9. Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the Consultant shall be entitled to recover reasonable attorneys’ fees and other costs in connection with that action or proceeding, in addition to any other relief to which it may be entitled. Such fees shall be due and payable without regard to whether arbitration or other legal action is instituted by the Consultant.

6.10 Each Party represents and warrants to the other Party that: (a) it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation; (b) it has full entity power and authority to execute and deliver this Agreement and perform its obligations hereunder, and to grant the rights granted and intended to be granted hereunder; and (c) the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not and shall not (i) conflict with or result in a breach of any provision of its organizational documents; (ii) result in a breach of any agreement to which it is a party; or (iii) violate any law expressly required by this Agreement to be complied with or, to its knowledge, violate any other law.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above, acknowledging their acceptance of all the terms and conditions set forth herein.

Company		Consultant

Ammo Inc.		White Bear Group, LLC

By:	/s/ Fred Wagnehals	By:	/s/ Curtis Bernhardt
Name:	Fred Wagenhals	Name:	Curtis Bernhardt
Title:	CEO	Title:	Managing Member